Exhibit 15.1

11th Floor
PricewaterhouseCoopers Center
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202 Hu Bin Road, Luwan District
Shanghai 200021, PRC
Telephone +86 (21) 2323 8888
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pwccn.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163959) of Shanda Games Limited of our report dated May 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
May 25, 2011